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              PRUDENTIAL SECURITIES INCORPORATED


            _______________________________________


                        REVISED BYLAWS


             As amended through September 28, 1998


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                       TABLE OF CONTENTS


I.  STOCKHOLDERS                                             1

     1.  Annual Meetings                                     1
     2.  Special Meetings                                    1
     3.  Notice; Waiver of Notice                            1
     4.  Quorum and Manner of Acting                         1
     5.  Organization                                        2
     6.  Voting; Proxies                                     2
     7.  Record Dates                                        2

II.  BOARD OF DIRECTORS                                      2

     1.  General Power                                       2
     2.  Number; Qualification; Term of Office;
         Vacancies                                           2
     3.  Meetings; Notice; Waiver of Notice                  3
     4.  Quorum and Manner of Acting                         3
     5.  Organization                                        4

III.  COMMITTEES                                             4

     1.  Operating Committee                                 4
     2.  Compensation Committee                              4
     3.  Other Committees                                    5
     4.  Removal and Change of Members; Term of Office       5
     5.  Meetings; Notice; Quorum, Manner of Acting          5
     6.  Audit Committee                                     6

IV.  OFFICERS                                                6

     1A. Corporate Officers - Election; Appointment;
         Qualification; Term of Office;
         Bonds                                               6
     1B. Divisional Officer Titles - Appointment;
         Removal                                             7
     2.  Chief Executive Officer                             7
     3.  President                                           8
     4.  Vice Chairman of the Board of Directors             8
     5.  Chairman of the Operating Committee                 8
     6.  Vice Chairman of the Operating Committee            9
     7.  Executive Vice Presidents, Senior Vice
         Presidents, Managing Directors,
         Associate Directors, First Vice
         Presidents and Other Vice
         Presidents                                          9
     8.  Secretary                                           9
     9.  Chief Financial Officer                             9
     10. Other Officers                                     10
     11. Voting Stock or Other Securities in Other
         Corporations                                       10
     12. Assistant Secretaries                              10
     13. The Treasurer                                      11






                           -i-

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V.  INDEMNIFICATION OF OFFICERS, DIRECTORS AND
    EMPLOYEES                                               11

VI.  STOCK CERTIFICATES AND TRANSFERS OF STOCK              14

     1.  Stock Certificates                                 14
     2.  Transfers of Stock                                 14
     3.  Lost Stock Certificates                            15

VII.  CONTRACTS, CHECKS, NOTES, ETC                         15

     1.  Contracts                                          15
     2.  Checks, Notes, Drafts, Acceptances, etc            15

VIII.  GENERAL                                              15

     1.  Fiscal Year                                        15
     2.  Seal                                               15
     3.  Offices                                            16
     4.  References                                         16

IX.  AMENDMENTS                                             16



                              -ii-

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              PRUDENTIAL SECURITIES INCORPORATED

                            BYLAWS

                          ARTICLE I.

                         STOCKHOLDERS.


          SECTION 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before such meeting shall be held each year on such date, and at such time and place within or without the State of Delaware, as may be designated by the Board of Directors.

          SECTION 2. Special Meetings. Special meetings of stockholders may be held upon the call of the Board of Directors or the Operating Committee, at such time and at such place within or without the State of Delaware as may be stated in the call and notice. A special meeting of stockholders shall be called by the Secretary upon the written request, stating the purpose of the meeting, of the holders of Common Stock who together own of record 25% of the outstanding shares of Common Stock.

          SECTION 3. Notice; Waiver of Notice. Except as otherwise herein provided, notice of the time, place and purposes of every meeting of stockholders shall be delivered personally or mailed at least ten days prior to such meeting to each stockholder of record entitled to vote at the meeting at his last known post office address. Such further notice shall be given as may be required by law. Any meeting may be held without notice if notice thereof is waived in writing, whether before or after such meeting, by all stockholders entitled to vote thereat.

          SECTION 4. Quorum and Manner of Acting. At every meeting of stockholders the holders of record of a majority of the outstanding shares entitled to vote at the meeting, whether present in person or by proxy, shall, except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, constitute a quorum. If at any meeting there shall be no quorum, the holders of record, entitled to vote, of a majority of such shares so present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained, when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. At each meeting of stockholders for the election of directors, the voting for directors shall be by ballot unless the holders of record of a majority of the shares of Common Stock present in person or represented by proxy at such meeting shall otherwise determine. At all elections of directors a plurality of the votes cast thereat shall elect. All other elections and questions shall, unless otherwise provided by law or by the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of a majority of the shares present in person or by proxy at the meeting and entitled to vote at the election or on the question, provided, however, that except as otherwise provided by law or by the Certificate of Incorporation, the Board of Directors may require a larger vote upon any question.

          SECTION 5.  Organization.  Meetings of the
stockholders shall be presided over by the Chief Executive Officer, or in his absence by the President, or in their absence by a Vice Chairman of the Board designated by the Chief Executive Officer, or in their absence by the Chairman of the Operating Committee, or in the absence of the foregoing persons by a chairman chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.

          SECTION 6. Voting; Proxies. Each stockholder entitled to vote at any meeting shall have one vote in person or by proxy for each share of stock held by him which has voting power upon the matter in question. Every such proxy shall apply only to the specific meeting for which it is issued or any adjournment thereof, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period.

          SECTION 7.  Record Dates.  In order that the
Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance a record date, which shall not be more than sixty nor less that ten days before the date of such meeting, nor more than sixty days prior to any action.


                          ARTICLE II.

                      BOARD OF DIRECTORS


          SECTION 1.  General Power.  The business of the
Corporation shall be managed by its Board of Directors, subject, however, to the Certificate of Incorporation.

          SECTION 2.  Number; Qualification; Term of Office;
Vacancies. The number of directors of the Corporation shall be not less than 4 nor more than 15, as fixed from time to time by vote of a

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majority of the whole Board of Directors, provided,
however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office. Directors shall hold office until the annual meeting of stockholders next succeeding their election and until their successors shall have been elected and qualified or until their earlier resignation or removal, provided that the holders of Common Stock may, at a duly convened meeting, by a vote of a majority of the Common Stock then outstanding, remove any director from office whether or not such removal is for cause. Whenever any vacancy shall occur in the Board of Directors, by death, resignation, or otherwise, or the number of directors shall be increased within the limits set forth above, such vacancy may be filled, or the additional directors may be elected, either by the vote of a majority of the directors then in office or by the vote of a plurality of the votes cast at a meeting of the holders of Common Stock. Any director may resign at any time upon written notice to the Board of Directors or to the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective.

          SECTION 3. Meetings; Notice; Waiver of Notice. Regular meetings of the Board of Directors shall be held at such time and place within or without the State of Delaware as may from time to time be fixed by resolution of the Board. Notice of regular meetings of the Board need not be given. Special meetings of the Board may be held at any time, upon call of the Chief Executive Officer, or the President, or a Vice Chairman of the Board, or the Chairman of the Operating Committee, by oral, telegraphic or written notice specifying the time, place and purposes of the meetings, given or mailed to each director not less than one day before the meeting. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice in writing or by telegram, before or after any such meeting.

          SECTION 4. Quorum and Manner of Acting. The greater of three or a majority of the whole Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board, but if at any meeting there shall be less than a quorum present, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present, whereupon any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, the act of a majority of a quorum of the directors present at any meeting shall be the act of the Board. The Board shall have power to take action by unanimous written consent without holding a meeting.

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          SECTION 5.  Organization.  Meetings of the Board of
Directors shall be presided over by the Chief Executive Officer, or in his absence by the President, or in their absence by a Vice Chairman of the Board designated by the Chief Executive Officer, or in their absence by the Chairman of the operating Committee, or in the absence of the foregoing persons by a chairman chosen at the meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.


                         ARTICLE III.

                          COMMITTEES


          SECTION 1. Operating Committee. The Board of Directors may appoint an Operating Committee consisting of as many members as shall be determined from time to time. The Operating Committee shall have and may exercise, during intervals between meetings of the Board, all powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Operating Committee shall have no power to amend the Bylaws, authorize the issuance of any stock of the Corporation, amend the Certificate of Incorporation, adopt an agreement of merger, or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, or recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation. The Operating Committee shall have the power to declare dividends on any stock of the Corporation. Meetings of the Operating Committee shall be presided over by the Chairman of the Operating Committee, or in his absence by a Vice Chairman of the Operating Committee designated by the Chief Executive Officer, or in their absence by the Chief Executive Officer, or in the absence of the foregoing persons by a member of the Operating Committee chosen at the meeting. The Operating Committee shall have power to take action by unanimous written consent without holding a meeting. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

          SECTION 2.  Compensation Committee.  The Board of
Directors may, by vote of a majority of the whole Board, designate a Compensation Committee consisting of as many directors as shall be determined from time to time. The
Compensation Committee shall fix, from time to time, the compensation policies of the

Corporation and establish all pay practices for all officers and employees. The Board of Directors shall designate the Chairman of the Compensation Committee and the Compensation Committee shall designate a person as secretary. The Compensation Committee shall have the power to take action by unanimous written consent without holding a meeting. Meetings of the Compensation Committee shall be presided over by the Chairman of the Compensation Committee, or in his absence by the Chief Executive Officer, or in the absence of the foregoing persons, by a member of the Compensation Committee chosen at the meeting.

          SECTION 3.  Other Committees.  The Board of
Directors, by vote of a majority of the whole Board, may appoint such other committees, which may include as members only directors, or directors and non-directors, as the Board may from time to time consider desirable, and such committees shall have such advisory functions as the Board may properly determine.

          SECTION 4. Removal and Change of Members; Term of Office. The Board of Directors at any time, by vote of a majority of the whole Board, may remove any member of any committee (but, in the case of any person serving as a member of any committee by virtue of holding another office, only by removal from such other office), may change the number of members of any committee within any limits prescribed by the Bylaws, and may appoint persons to fill vacancies on any committee. Members of a committee shall hold office until their successors are appointed or until their earlier resignation or removal.

          SECTION 5. Meetings; Notice; Quorum, Manner of Acting. Meetings of a committee shall be held at such place within or without the State of Delaware as may from time to time be determined by the Board of Directors or the committee, and no notice of a regular meeting of such committee, the date of which has been fixed by resolution either of the Board or the committee, shall be required. Special meetings of any committee shall be called by notice given by the secretary of the committee upon request of any member thereof. Any such notice shall be oral, by telegram or in writing, shall specify the time, place and purpose of the meeting, and shall be given or mailed to each member not less than one day before the meeting. Notices of any meeting may be waived in the manner provided herein for the waiver of notices of meetings of the Board. The greater of three or a majority of the Operating Committee which numbers may include ex officio members, shall constitute a quorum for the transaction of business. A majority of the members of each other committee, which majority may include ex officio members, shall constitute a quorum for the transaction of committee business, and the act of a majority of a quorum at any meeting shall be the act of the committee. Except as otherwise provided in the Bylaws or in the resolution establishing a committee, each committee shall elect its own chairman.

          SECTION 6. Audit Committee. The Board of Directors, by vote of a majority of the whole Board, may appoint an Audit Committee consisting of not less that three nor more than five directors, which shall from time to time meet with the independent auditors selected by the Board of Directors, to review the scope of their audit, the corporate accounting practices, policies and principles; review with the independent auditors their final report; review with internal and independent auditors overall accounting and financial controls; and be available to the independent auditors during the year for consultation purposes. The Audit Committee shall also recommend to the Board of Directors the independent auditors to be selected subject to the ratification and approval of the stockholders.


                          ARTICLE IV.

                           OFFICERS


          SECTION 1A.  Corporate Officers - Election;
Appointment; Qualification; Term of Office; Bonds. The Board of Directors shall elect a Chief Executive Officer and a Secretary. The Board of Directors may elect one or more Vice Chairmen of the Board, a Chairman of the Operating Committee, a President, one or more Executive or Senior Vice Presidents (to any of whom it may give such further designations other than divisional officer designations, as it considers desirable), one or more Managing Directors, a Chief Financial Officer, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers. The Chief Executive Officer, President, Vice Chairman, and Chairman of the Operating Committee shall be chosen from among the directors. Each officer who is a member of the Board of Directors may appoint specified employees who are employed within his division as officers with the titles of Vice President, First Vice President and Associate Director.
If and to the extent required by any securities exchange, board of trade, commodities exchange, clearing corporation or association or similar institution in which the Corporation has membership privileges, the officers shall each be the record owner of Common Stock of the Corporation. Each officer shall hold office until his or her successor has been elected or appointed and qualified or until his or her earlier resignation, termination from employment (unless the Board of Directors determines that special circumstances warrant otherwise) or removal from office. Any elected officer may be removed from office at any time by the vote of a majority of the whole Board. Upon the removal, death or resignation of any elected officer, the Board shall elect a successor if the vacancy is in any office required to be filled by the Board and may elect a successor if the vacancy is in an office which may be filled at the Board's discretion. Each officer who is a member of the Board of Directors may at any time remove any appointed officers who are employed within his division. The Board may require the Chief Financial Officer or any other officer, agent or employee, including but not limited to those on whom each officer who is a member of the Board of Directors confers titles pursuant to the next sentence, to give bond for the faithful performance of their duties in such sum and of such character as the Board may from time to time prescribe.

          SECTION 1B. Divisional Officer Titles - Appointment; Removal. Each officer who is a member of the Board of Direc-tors may confer on specified employees who are employed within his division titles and limited powers as divisional officers including but not limited to the title of President of the Ad-ministrative Group, President of the Capital Markets Group, President of the International and Commodities Group, President of the Investment Management Group, President of the Merchant Banking Group, President of the Retail Group, Executive Vice President B Investments, Senior Vice President - Investments, First Vice President - Investments, Vice President - Invest-ments, Associate Vice President - Investments, Associate Vice President and Assistant Vice President, but such persons shall not be authorized to exercise the powers of officers of the Corporation. Each officer who is a member of the Board of Di-rectors may at any time terminate any title so conferred. Any divisional title conferred under this section shall automati-cally terminate upon the employee's cessation of employment by the Corporation if such title has not been terminated previ-ously in the manner described above.

          SECTION 2.  Chief Executive Officer.  The Chief
Executive Officer shall be the chief executive officer of the Corporation. The Chief Executive Officer shall make recommendations to the Board in all areas of corporate and business activities and shall plan, direct, coordinate and supervise the Corporation's activities and shall have the general authority to exercise the powers necessary therefor, all in accordance with policies established by the Board and subject to its control. The Chief Executive Officer shall be a voting member ex officio of each committee established by the Board and when present he shall preside as chairman at all meetings of stockholders and of the Board. He shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation and shall perform such other duties as may from time to time be prescribed for and assigned to him by the Board or these Bylaws. In the absence of the Chairman of the Operating Committee and a Vice Chairman of the Operating Committee designated by the Chief Executive Officer, the Chief Executive Officer shall preside at meetings of the Operating Committee, and in the absence of the foregoing persons, a member of the Operating Committee chosen at the meeting shall preside. In the absence of the Chief Executive Officer, except as otherwise provided by the Bylaws, the President shall perform the duties of the Chief Executive
Officer, or in the absence of both the Chief Executive Officer and the President, their duties shall be performed by such officer or officers as may be designated by the Board or the Operating Committee.

          SECTION 3. President. The President shall implement the general directions and plans promulgated by the Board of Directors or the Operating Committee or the Chief Executive Officer pursuant to these Bylaws and in general shall have the authority to exercise the powers delegated to him in connection therewith. The President shall review the important policies and practices of the Corporation as in effect from time to time and recommend to the Board or to the Operating Committee or to the Chief Executive Officer any changes therein or new policies and practices which he considers advisable. The President shall be a voting member ex officio of each committee established by the Board and shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation. In the absence of the Chief Executive Officer, the President shall preside at meetings of stockholders and of the Board. In the absence of the President, except as otherwise provided in these Bylaws, his duties shall be performed by such officer as may be designated by the Chief Executive Officer, by the Board or by the Operating Committee.

          SECTION 4. Vice Chairman of the Board of Directors. Each Vice Chairman of the Board of Directors shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation, and shall perform such other duties as may, from time to time, be prescribed for and assigned to him by the Board or the Operating Committee. A Vice Chairman of the Board, designated by the Chief Executive Officer, shall preside at meetings of the stockholders and of the Board at which the Chief Executive Officer and the President are absent.

          SECTION 5. Chairman of the Operating Committee. The Chairman of the Operating Committee shall be a voting member ex officio of each committee established by the Board of Directors, shall preside at meetings of the Operating Committee, and shall, if he considers it advisable, recommend to the Operating Committee new or changed policies and procedures with respect to the conduct of the business. In the absence of the Chief Executive Officer, the President and a Vice Chairman of the Board designated by the Chief Executive Officer, the Chairman of the Operating Committee shall preside at meetings of the stockholders and of the Board, and in the absence of the foregoing persons, a chairman chosen at the meeting shall preside. He shall have general authority to execute bonds, deeds, and contracts in the name and on behalf of the Corporation, and shall perform such other duties as may from time to time be prescribed for and assigned to him by the Board or the Operating Committee.

          SECTION 6. Vice Chairman of the Operating Committee. Each of the Vice Chairmen of the Operating Committee shall have such duties as may, from time to time, be prescribed for and assigned to them by the Board of Directors or the Operating Committee. In the absence of the Chairman of the Operating Committee, a Vice Chairman of the Operating Committee designated by the Chief Executive Officer shall preside at meetings of the Operating Committee.

          SECTION 7. Executive Vice Presidents, Senior Vice Presidents, Managing Directors, Associate Directors, First Vice Presidents and Other Vice Presidents. These officers shall perform such duties and have such powers as may, from time to time, be prescribed for and assigned to them, respectively, by the Board or the Operating Committee.

          SECTION 8. Secretary. The Secretary shall attend to the giving of notice of, prepare the agenda and procedures for, and keep the minutes of all meetings of the stockholders and of the Board of Directors and, except as otherwise provided in these Bylaws or in resolutions of the Board, of the various committees of the Board which these Bylaws require or permit the Board to appoint. The Secretary shall have charge of the corporate seal and shall have the authority to attest any and all instruments or writings to which the same be affixed. The Secretary shall maintain and have custody of the stock ledger of the Corporation and the related records pertaining to the issuance and transfer of stock of the Corporation, and he shall maintain and have custody of all other books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. The Secretary shall generally perform all the duties usually pertaining to the office of secretary of a corporation, and shall perform such additional duties and have such additional powers as may, from time to time, be assigned to him by Board or the Operating Committee. Except as otherwise provided in the Bylaws, in the absence of the Secretary, such person as shall be designated by the Board or the Operating Committee shall perform his duties.

          SECTION 9. Chief Financial Officer. The Chief Financial Officer shall have the care and custody of all funds of the Corporation except those for which some other officer or agent is properly accountable and shall deposit the same in such banks or other depositories as the Board of Directors, or any officer or officers, or any officer and agent jointly thereunder duly authorized by the Board, shall from time to time, direct or approve. He shall keep a full and accurate record of all monies received and paid on account of the Corporation except as to those for which some other officer or agent is properly accountable and shall render a statement of his account whenever the Board shall require. He shall be charged with the preparation of financial statements and reports, the maintenance of records of authorized appropriations and the determination of expenditures applicable thereto, the ascertainment that financial transactions covered by minutes of the Board of Directors and Operating Committee are properly executed and reported, with the maintenance of records of bank deposits, cash receipts and cash disbursements, with the proper disbursement of amounts due vendors for authorized expenditures, the preparation of payroll records and the computation of amounts due under compensation agreements, the installation and supervision of the general accounting records, and the maintenance of adequate records of all contracts and leases. He shall perform such other duties and have such additional powers as may, from time to time, be assigned to him by the Board or the Operating Committee. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve. In the absence of the Chief Financial Officer, the Treasurer or such other person as shall be designated by the Board, the Operating Committee, the Chief Executive Officer or the President shall perform his duties.

          SECTION 10. Other Officers. Except as otherwise provided in these Bylaws, the other officers, agents and employees of the Corporation shall have such powers and duties as may be delegated to them, respectively, by the Board or the Operating Committee.

          SECTION 11. Voting Stock or Other Securities in Other Corporations. The Chief Executive Officer, the President, a Vice Chairman of the Board, the Chairman of the Operating Committee, any Vice President, the Secretary and the Chief Financial Officer shall each have full power and authority on behalf of the Corporation to execute and deliver a proxy or proxies for, or to attend and vote at, any meeting of, or to execute and deliver any consents or votes without meeting, requested from stockholders or holders of other securities of any corporation in which the Corporation may hold stock or other securities, and at any such meeting may exercise all rights incident to the ownership of such stock which the Corporation might exercise if it were present. The Board may from time to time confer like powers upon any other person or persons.

          SECTION 12. Assistant Secretaries. In the absence of the Secretary, an Assistant Secretary or such other person designated by the Board of Directors or the Operating Committee shall perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all restrictions upon the Secretary. Each Assistant Secretary shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or the Operating Committee.

          SECTION 13. The Treasurer. In the absence of the Chief Financial Officer, the Treasurer or such other person as shall be designated by the Board of Directors, Operating Committee, Chief Executive Officer or the President shall perform the duties of the Chief Financial Officer and when so acting, shall have all the powers of and be subject to all restrictions upon the Chief Financial Officer. The Treasurer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or the Operating Committee.


                          ARTICLE V.



     INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES.


          SECTION 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or corporate officer of the Corporation, or is or was a director, corporate officer or employee of the Corporation serving at the request of the Corporation as a director, officer or committee member of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to belief that his conduct was unlawful.

          SECTION 2. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or corporate officer of the Corporation, or is or was a director, corporate officer or employee of the Corporation serving at the request of

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


the Corporation as a director, officer or committee member of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          SECTION 3. To the extent that a present or former director, corporate officer or employee of the Corporation serving at the request of the Corporation as an officer, director or committee member of another corporation, partnership, joint venture, trust or other enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this
Article V or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          SECTION 4. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court), shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, corporate officer or employee serving at the request of the Corporation as an officer, director or committee member of another corporation, partnership, joint venture, trust or other enterprise is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article. Such determination shall be made, with respect to a person who is a director or corporate officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          SECTION 5. Expenses (including attorneys' fees) incurred by a current corporate officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or corporate officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by former directors and corporate officers or employees serving at the request of the Corporation as officers, directors or committee members of other corporations, partnerships, joint ventures, trusts or other enterprises may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

          SECTION 6. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          SECTION 7. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or committee member of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article.

          SECTION 8.  For purposes of this Article V,
references to the "corporation" or the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer or committee member of another corporation, partnership, joint venture, trust or other enterprises, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          SECTION 9. For purposes of this Article, reference to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as director or corporate officer of the Corporation which imposes duties on, or involves services by, such director or corporate officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article.

          SECTION 10. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, corporate officer, or employee serving at the request of the Corporation as an officer, director or committee member of another corporation, partnership, joint venture, trust or enterprise and shall inure to the benefit of the heirs, executors and administrators of such a person.


                          ARTICLE VI.



           STOCK CERTIFICATES AND TRANSFERS OF STOCK


          SECTION 1. Stock Certificates. The stock of the Corporation shall be represented by stock certificates, in such form as the Board of Directors may from time to time prescribe, signed by the Chief Executive Officer, the President, a Vice Chairman of the Board or a Vice President and by the Secretary or an Assistant Secretary, and sealed with the seal for the Corporation which may be facsimile, engraved or imprinted.
Such stock certificates shall also be countersigned and registered in such manner, if any, as the Board prescribes, and if they are countersigned by a transfer agent other than the Corporation or its employee, or, by a registrar other than the Corporation or its employee, any other signature on such certificate may be a facsimile, engraved, stamped or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is delivered by the Corporation, it may nevertheless be issued and delivered by the Corporation with the same effect as if such officer, transfer agent or registrar had not ceased to be such at the delivery date.

          SECTION 2.  Transfers of Stock.  Shares of stock of
the Corporation shall be transferable on the books of the Corporation by the holders thereof in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares of the same series of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require; provided, however, that the Board of Directors may cause to be stamped or imprinted on any particular stock certificate or certificates such legend as it deems advisable in order to help assure compliance with any restrictions imposed by statute or by the constitutions or rules of the New York Stock Exchange, Inc. or the National Association of Securities Dealers, Inc. on the transferability of the shares represented thereby, and in no event shall the Corporation be required to transfer any shares contrary to any such restrictions.

          SECTION 3. Lost Stock Certificates. No certificates for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of the loss, theft or destruction and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.


                         ARTICLE VII.

                CONTRACTS, CHECKS, NOTES, ETC.


          SECTION 1.  Contracts.  Except as otherwise
determined from time to time by the Board of Directors or the Operating Committee with respect to specific contracts or classes of contracts, all contracts shall be signed by an officer of the Corporation, and such signature may be attested to by the signature of the Secretary or an Assistant Secretary, who may if he so desires affix the seal of the Corporation thereto.

          SECTION 2. Checks, Notes, Drafts, Acceptances, etc. All checks, notes, drafts, acceptances, bills of exchange or orders for the payment of money shall be signed by such officer or officers, person or persons, as the Board of Directors or the Operating Committee may from time to time authorize. The signature of any such officer or officers or person or persons may, to the extent authorized by the Board or Operating Committee, be a facsimile.


                         ARTICLE VIII.

                            GENERAL


          SECTION 1.  Fiscal Year.  The fiscal year of the
Corporation shall commence on January 1 and end on December 31 of each year.

          SECTION 2.  Seal.  The corporate seal shall have
inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form as may be approved from time to time by the Board of Directors.

          SECTION 3. Offices. The registered office of the Corporation is in the City of Wilmington, County of New Castle, State of Delaware. The principal place of business of the Corporation is at One Seaport Plaza, in the City, County and State of New York. The Corporation may establish or abandon from time to time such additional offices and places of business within and without the State of Delaware as it may deem appropriate in the conduct of its business.

          SECTION 4. References. Whenever in the Bylaws reference is made to the Bylaws, such reference shall be deemed to be these Bylaws as amended from time to time, and whenever reference is made to the Certificate of Incorporation, such reference shall be deemed to be the Certificate of Incorporation of the Corporation, as amended from time to time. These Bylaws are subject to the Certificate of Incorporation, and in the event of any inconsistency between the Bylaws and the Certificate of Incorporation the latter shall govern. References herein to the whole Board of Directors shall mean to the number of directors as last fixed by these Bylaws or by the Board irrespective of any vacancies.


                          ARTICLE IX.



                          AMENDMENTS.


          The Bylaws may be amended (which shall be deemed to include any change in, addition to, or repeal of any Bylaw) at any meeting of the stockholders by the affirmative vote of the holders of a majority or more of the outstanding shares of Com-mon Stock, and, in addition, may be amended at any meeting of the Board of Directors by the affirmative vote of a majority of the whole Board; provided, however, that the Board shall not have power to amend the purpose of annual meetings of stock-holders contained in Section 1 of Article 1, or the require-ments for the quorum or for the vote needed to take action con-tained in Section 4 of Article I or in Section 4 of Article II or in Section 5 of Article III, or to amend in any respect this
Article IX of the Bylaws.